Exhibit 99.1

Alison Gleeson Elected to Elastic’s Board of Directors
MOUNTAIN VIEW, Calif. & AMSTERDAM, The Netherlands--(BUSINESS WIRE)-- Elastic N.V. (NYSE: ESTC), the company behind Elasticsearch and the Elastic Stack, announced that its shareholders elected Alison Gleeson to the company’s board of directors at the extraordinary general meeting of shareholders that took place earlier today. The term of office for Ms. Gleeson will expire at the end of the 2023 annual general meeting of shareholders.

Gleeson is a globally recognized executive who was previously Senior Vice President of Cisco’s Americas organization, where she was responsible for nearly 9,000 employees across 35 countries. In more than 20 years at Cisco, Ms. Gleeson focused on a customer-first mentality, building go-to-market and data-driven initiatives, and strengthening Cisco’s relationships with its top partners. This includes managing the sales efforts in Canada and Latin America, as well as segments such as US Commercial, US Public Sector, and the Global Enterprise Segment, which included Cisco’s top 28 customers. She is also a highly-regarded international speaker on the drivers for digital disruption across industries, the role of technology in enabling business transformation, and empowering women in technology. Gleeson maintains a commitment to professional development and inclusion and diversity in the workplace. In 2018, she received the Connected World’s “Woman of IoT” award for her role in advancing the field. In 2017, she received the Diversity Best Practice’s “Above and Beyond Legacy Award” and the Michigan Council for Women in Technology’s “Woman of the Year Award” for her work in advancing women in IT roles. She was previously the Global Executive Sponsor and Board President for Cisco's Connected Women's Network, an organization with 7,000 members worldwide. Gleeson currently serves on the Advisory Board of the Eli Broad College of Business at Michigan State University, her alma mater.

Holders of approximately 79.96% of the company’s ordinary shares were represented at the extraordinary general meeting of shareholders.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for use cases like application search, site search, enterprise search, logging, APM, metrics, security, business analytics, and many more. Founded in 2012, Elastic is a distributed company with Elasticians working in countries around the world. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Certain statements herein are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: Elastic’s ability to successfully develop an effective go-to-market strategy; Elastic’s ability to improve its customer and partner relationships; the future conduct and growth of Elastic’s business and the markets in which Elastic operates. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Source: Elastic N.V.

Contacts
Dan Reidy
Elastic
press@elastic.co